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                                                                      Exhibit 21


                                             Jurisdiction of    Ownership
Name of Entity                                Organization      Interest
--------------                               ---------------    ---------
Eagle Bancorp, Inc. - Registrant                Maryland
      EagleBank                                 Maryland          100%
          Eagle Land Title Company, LLC         Maryland          100%
Bethesda Leasing LLC                            Maryland          100%